Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of December 15, 2016, by and among MFP Partners, L.P. (“MFP”), Franklin Mutual Advisers, LLC, as investment manager on behalf of certain funds and accounts listed on Annex A to the Securities Purchase Agreement (such funds and accounts being, “Franklin” and, together with MFP, the “Investors”), and GulfMark Offshore, Inc. (the “Company” and, together with the Investors, the “Parties”).

RECITALS

A.     The Investors and the Company are parties to that certain Securities Purchase Agreement dated as of November 23, 2016 (as amended by this Amendment No. 1, the “Securities Purchase Agreement”); and

B.     The parties to the Securities Purchase Agreement now desire to amend the Securities Purchase Agreement by amending and restating Section 5.5(c) of the Securities Purchase Agreement, as provided herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.	Amendment.

1.1     The Investors and the Company hereby agree that the Agreement is hereby amended effective as of the date hereof by amending and restating Section 5.5(c) in its entirety and substituting in its place the following:

In addition and without limitation to the foregoing, the Investors hereby commit, on the terms and subject to the conditions described below, severally and not jointly and severally, to provide (directly and/or through one of more Affiliates) financing comprising $100,000,000 of Term Loans (in the aggregate) and a $115,000,000 Revolving Credit Facility (in the aggregate) (collectively, the “Committed Financing”). MFP’s several commitments in respect of the Committed Financing shall equal $25,000,000 of such Term Loans and $57,500,000 of such Revolving Credit Facility. Franklin’s commitments in respect of the Committed Financing shall equal $75,000,000 of such Term Loans and $57,500,000 of such Revolving Credit Facility. The Term Loans shall be advanced on the terms and conditions contained in the draft term loan Credit Agreement dated as of November 23, 2016 (the “Term Credit Agreement”) with such additions or alterations thereto as are (i) reasonably acceptable to each of the Parties and necessary to reflect the customary advice of maritime counsel, (ii) reasonably acceptable to each of the Parties and required by any institution engaged to act as Administrative Agent and/or Collateral Agent thereunder, or (iii) otherwise agreed among the Parties (clauses (i), (ii) and (iii) collectively, the “Documentation Principles”), but subject to the revised terms set forth on Exhibit F hereto. The Revolving Facility shall be made available on the terms and conditions contained in the draft Credit Agreement dated as of November 23, 2016 (the “Revolving Credit Agreement”) subject to the Documentation Principles, but subject to the revised terms set forth on Exhibit F hereto. The Investors’ commitments under this Section are subject to the satisfaction (or waiver by the Investors), on or before the Closing Date, of the conditions set forth in Section 4.1 (other than Section 4.1(o)) and those conditions set forth in Article IV of each of the Term Credit Agreement and the Revolving Credit Agreement that are, in each case, required to be satisfied or waived on or before the Closing Date.

1.2     The Investors and the Company hereby agree that the Agreement is hereby amended effective as of the date hereof by attaching Exhibit A hereto to the Agreement as Exhibit F.

2.	Defined Terms.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

3.	Counterparts.

This Amendment may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

4.	Agreement in Full Force and Effect.

Other than as expressly provided in this Amendment, all provisions in the Securities Purchase Agreement shall remain unchanged and in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

GULFMARK OFFSHORE, INC.

By:	/s/ Cindy M. Muller
	Name:	Cindy M. Muller
	Title:	Senior Vice President, General Counsel, Corporate Secretary

INVESTORS:

MFP PARTNERS, L.P.

By:	/s/ Timothy E. Ladin
	Name:	Timothy E. Ladin
	Title:	General Counsel

FRANKLIN MUTUAL ADVISERS, LLC

By:	/s/ Shawn Tumulty
	Name:	Shawn Tumutly
	Title:	Vice President

EXHIBIT A

EXHIBIT F

Revised terms of the Revolving Credit Agreement

1.	The initial aggregate amount of the revolving lenders’ commitments will be increased from $100,000,000 to $115,000,000.

2.	Provision shall be made for the payment, on the closing date, of a 3% commitment fee in respect of the increase in the revolving commitments.

3.	The definition of “Maturity Date” will be amended to provide for a third extension, at the borrowers’ option, from two years to thirty months.

4.

The extension fee payable on the second extension of the Maturity Date will be reduced from 5% to 3% and a third extension fee, of 5%, will be payable on the third extension of the Maturity Date described above.

5.	The increase in the interest margin from 6% to 7% will occur on the twenty-four month anniversary of the closing date (rather than the eighteen-month anniversary).

6.

The minimum liquidity covenant will be increased from $25,000,000 to $32,500,000 for the fiscal quarter ending September 30, 2013 and again to $40,000,000 for the fiscal quarter ending December 31, 2017 and for each fiscal quarter thereafter.

Revised terms of the Term Credit Agreement

1.     Until all commitments under the Revolving Credit Agreement have been terminated and all amounts outstanding thereunder have been paid in full, the minimum liquidity covenant will be increased from $25,000,000 to $32,500,000 for the fiscal quarter ending September 30, 2013 and again to $40,000,000 for the fiscal quarter ending December 31, 2017 and for each fiscal quarter thereafter.